Registration No. ______

As filed with the Securities and Exchange Commission on June 6, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

    TARGACEPT, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	56-2020050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 North Main Street, Suite 1510

                Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices, including Zip Code)

TARGACEPT, INC.

2006 STOCK INCENTIVE PLAN

(As Amended and Restated Through March 9, 2011 and Further Amended on

December 7, 2012, March 13, 2013 and April 10, 2013)

(Full Title of the Plan)

Stephen A. Hill

Chief Executive Officer and President

Targacept, Inc.

100 North Main Street, Suite 1510

Winston-Salem, North Carolina 27101

                    (336) 480-2100

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Peter A. Zorn, Esq.

Senior Vice President, Legal Affairs and General Counsel

Targacept, Inc.

100 North Main Street, Suite 1510

Winston-Salem, North Carolina 27101

(336) 480-2100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $.001 per share	2,500,000	$5.51	$13,775,000	$1,878.91

(1)	This Registration Statement covers 2,500,000 shares available for issuance under the Targacept, Inc. 2006 Stock Incentive Plan, as amended and restated as of March 9, 2011 and further amended on December 7, 2012, March 13, 2013 and April 10, 2013. This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(c) and (h)(1), based on the average ($5.51) of the high ($5.61) and low ($5.40) prices of the Registrant’s Common Stock on June 4, 2013, as reported on the NASDAQ Global Select Market.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT TO

GENERAL INSTRUCTION E OF FORM S-8

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement Nos. 333-133881 and 333-160331, relating to the offer and sale of the Company’s Common Stock under the 2006 Stock Incentive Plan, as amended and restated and further amended, are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Targacept, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 15, 2013;

(b) The Company’s Quarterly Report on form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Commission on May 8, 2013;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on January 23, 2013, March 5, 2013, March 18, 2013 and June 6, 2013;

(d) The description of the Company’s Common Stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A filed with the Commission on April 6, 2006, with respect to such Common Stock, including any subsequent amendment or report filed for the purposes of updating such description; and

(e) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Company, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-133881), filed with the Commission on May 8, 2006.

4.2	Bylaws of the Company, as amended and restated January 9, 2009 and further amended effective August 6, 2009, which are incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 11, 2009.

4.3	Specimen Certificate of Common Stock, which is incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1/A (File No. 333-131050), filed with the Commission on March 16, 2006.

II-1

4.4(a)	Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, by and among the Company and certain stockholders of the Company, which is incorporated herein by reference to Exhibit 4.2(a) to the Company’s Registration Statement on Form S-1 (File No. 333-131050), filed with the Commission on January 17, 2006.

4.4(b)	Amendment No. 1, dated December 6, 2004, to Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, which is incorporated herein by reference to Exhibit 4.2(b) to the Company’s Registration Statement on Form S-1 (File No. 333-131050), filed with the Commission on January 17, 2006.

4.4(c)	Amendment No. 2, dated March 16, 2006, to Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, which is incorporated herein by reference to Exhibit 4.2(c) to Amendment No. 4 to the Company’s Registration Statement on Form S-1/A (File No. 333-131050), filed with the Commission on March 24, 2006.

5	Opinion of Womble Carlyle Sandridge & Rice, LLP, counsel to the Company, regarding the legality of the securities being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, LLP, counsel to the Company (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included on signature page).

99	Targacept, Inc. 2006 Stock Incentive Plan, as amended and restated through March 9, 2011 and further amended on December 7, 2012, March 13, 2013 and April 10, 2013.

II-2

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, Targacept, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 6th day of June 2013.

TARGACEPT, INC.

By:	/s/ Stephen A. Hill
Stephen A. Hill
Chief Executive Officer and President

Each of the undersigned, being a director and/or officer of Targacept, Inc. (the “Company”), hereby nominates, constitutes and appoints Stephen A. Hill, Alan A. Musso and Peter A. Zorn, or any one of them severally, to be his or her true and lawful attorney-in-fact and agent and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of certain shares of the common stock, $0.001 par value, of the Company (the “Common Stock”) in connection with the Targacept, Inc. 2006 Stock Incentive Plan, as amended, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2013.

/s/ Stephen A. Hill		/s/ Alan A. Musso
Name:	Stephen A. Hill	Name:	Alan A. Musso
Title:	Chief Executive Officer, President and Director (principal executive officer)	Title:	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

/s/ Mark Skaletsky		/s/ Charles A. Blixt
Name:	Mark Skaletsky	Name:	Charles A. Blixt
Title:	Chairman of the Board of Directors	Title:	Director

/s/ Julia R. Brown		/s/ Errol B. De Souza
Name:	Julia R. Brown	Name:	Errol B. De Souza
Title:	Director	Title:	Director

/s/ Alan W. Dunton		/s/ John P. Richard
Name:	Alan W. Dunton	Name:	John P. Richard
Title:	Director	Title:	Director

EXHIBIT INDEX

to

Registration Statement on Form S-8 of

Targacept, Inc.

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Company, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Registration statement on Form S-8 (Registration No. 333-133881), filed with the Commission on May 8, 2006.

4.2	Bylaws of the Company, as amended and restated January 9, 2009 and further amended effective August 6, 2009, which are incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 11, 2009.

4.3	Specimen Certificate of Common Stock, which is incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1/A (File No. 333-131050), filed with the Commission on March 16, 2006.

4.4(a)	Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, by and among the Company and certain stockholders of the Company, which is incorporated herein by reference to Exhibit 4.2(a) to the Company’s Registration Statement on Form S-1 (File No. 333-131050), filed with the Commission on January 17, 2006.

4.4(b)	Amendment No. 1, dated December 6, 2004, to Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, which is incorporated herein by reference to Exhibit 4.2(b) to the Company’s Registration Statement on Form S-1 (File No. 333-131050), filed with the Commission on January 17, 2006.

4.4(c)	Amendment No. 2, dated March 16, 2006, to Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, which is incorporated herein by reference to Exhibit 4.2(c) to Amendment No. 4 to the Company’s Registration Statement on Form S-1/A (File No. 333-131050), filed with the Commission on March 24, 2006.

5	Opinion of Womble Carlyle Sandridge & Rice, LLP, counsel to the Company, regarding the legality of the securities being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, LLP, counsel to the Company (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included on signature page).

99	Targacept, Inc. 2006 Stock Incentive Plan, as amended and restated through March 9, 2011 and further amended on December 7, 2012, March 13, 2013 and April 10, 2013.